UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2010

WORLDSPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51466 (Commission File Number)	52-1732881 (IRS Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD (Address of principal executive offices)	20910 (Zip Code)

(301) 960-1200 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective June 23, 2010, WorldSpace, Inc. (the “Company”) and certain of its affiliates (together, the “Sellers”) completed the sale of substantially all the assets related to Sellers’ business pursuant to the terms of an asset purchase agreement, dated May 9, 2010, as amended by the amendment dated June 23, 2010 (as so amended, the “Asset Purchase Agreement”) between Yazmi USA LLC (“Yazmi”) and the Sellers.  Prior to the sale, the Sellers provided satellite-based radio and data broadcasting services to paying subscribers in ten countries throughout Europe, India, the Middle East and Africa.  The Sellers operated two geostationary satellites, AfriStar and AsiaStar, which are currently in orbit over Africa and Asia.  Yazmi is a Maryland limited liability company that is owned and controlled by Noah Samara, founder, former chairman, president and CEO of the Company.

After negotiating a sale with numerous interested parties, the Sellers agreed to a sale to Yazmi for a purchase price that consisted of $5,500,000 cash, plus the funding of certain operating expenses.  The Sellers retain certain operational and control rights over the assets pending regulatory approvals.  In exchange, Yazmi received substantially all of the Sellers’ assets including certain contracts, sales orders, and rights to the Sellers’ owned intellectual property (as defined and described in greater detail in the Asset Purchase Agreement).  Yazmi also received rights to certain of the Sellers’ owned equipment (including the AfriStar and AsiaStar satellites), deposits, pre-paid expenses and prepayments relating to the acquired assets, the accounts and notes receivable, books and files, equity interest in acquired subsidiaries, and various other assets (as defined and described in greater detail in the Asset Purchase Agreement).  In addition, Yazmi assumed certain liabilities of the Sellers’ business.

As the Sellers had filed for Bankruptcy prior to the sale, the sale required the approval of the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  On June 2, 2010, the Bankruptcy Court approved the sale.  Additionally, in conjunction with the sale, a settlement agreement was reached between the Sellers, Yazmi, the Official Committee of Unsecured Creditors, Liberty Satellite Radio, Inc., Liberty Satellite Radio Holdings, LLC and various other parties.  The Bankruptcy Court approved the settlement agreement on June 10, 2010.

A copy of the Asset Purchase Agreement is attached as Exhibit 2.1 and Exhibit 2.2 and incorporated herein by reference.  The above description of the Asset Purchase Agreement is a summary and is qualified in its entirety by the complete text of the Asset Purchase Agreement.

A copy of our June 24, 2010 press release announcing the closing, subject to continuing some operations under contract with Yazmi for a transition period, of the Asset Purchase Agreement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated May 9, 2010

2.2	Amendment to Asset Purchase Agreement, dated June 23, 2010

99.1	Press Release of WorldSpace, Inc., dated June 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 29, 2010

WORLDSPACE, INC.

By:		/s/ Donald J. Frickel
	Name:	Donald J. Frickel
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBITS

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated May 9, 2010

2.2	Amendment to Asset Purchase Agreement, dated June 23, 2010

99.1	Press Release of WorldSpace, Inc., dated June 24, 2010